PRESS RELEASE
Exhibit 99.1

Whitehawk Reports First Quarter 2025 Financial Results and Recent Highlights

MORRISTOWN, NJ, May 8, 2025 /PRNewswire/ -- Whitehawk Therapeutics, Inc. (Nasdaq: WHWK), an oncology therapeutics company applying advanced technologies to established tumor biology to efficiently deliver improved ADC cancer treatments, today announced financial results for the first quarter ended March 31, 2025, and provided recent corporate progress.
“By uniting novel approaches to tumor targeting with next wave technologies, our goal at Whitehawk Therapeutics is to efficiently deliver improved ADC therapies for patients with difficult-to-treat cancers. In the first quarter of 2025, we made meaningful progress in advancing our portfolio toward the clinic and remain on track to bring all three assets to IND by mid-2026, with the first IND filed in Q4 this year,” said Dave Lennon, President and CEO of Whitehawk Therapeutics. “Our assets target PTK7, MUC16 and SEZ6 – which we believe have the potential for broad clinical impact comparable to well-established targets like HER2 and TROP2, but with less competition and greater opportunity for differentiation. Coupled with our TOPO1-based leading next wave platform, we are confident in the strength of our strategy and remain committed to advancing with urgency and purpose.”
Recent Operational Highlights:
•Relaunched as Whitehawk Therapeutics marking evolution into ADC company. Launched with a three-asset portfolio consisting of clinically validated tumor targets that are upregulated in high-potential cancer indications, including lung and ovarian. These assets are engineered to produce minimal off-target toxicity, with a higher therapeutic index and greater stability than first-generation predecessors.
•Completed strategic transactions. Closed $100 million PIPE financing and the divestiture of Aadi Subsidiary, Inc. (“Aadi Sub”) to Kaken Pharmaceuticals (“Kaken”) for $102.4 million, including specified purchase price adjustments. Kaken assumed ownership of Aadi Sub on March 25, 2025, including the Aadi name, trademark and the FYARRO® business.
First Quarter 2025 Financial Results:
•Cash, cash equivalents and short-term investments as of March 31, 2025, were $231.1 million as compared to $47.2 million as of December 31, 2024.
•After completion of transaction-related payments, including the payment of the upfront fees under the Wuxi ADC agreement, we expect to have cash and cash equivalents of approximately $185 million, which we anticipate will fund operations into 2028 based on current plans.
•Total revenue for the quarter ended March 31, 2025, was $7.1 million, resulting from sales of FYARRO through March 25, 2025, the closing date of the divestiture to Kaken.
•Net income for the three months ended March 31, 2025 was $73.0 million, including a gain of $87.4 million on the sale of Aadi Sub, as compared to a net loss of $18.3 million for the three months ended March 31, 2024. Excluding the gain on the sale of Aadi Sub, net loss for the first quarter of 2025 was $14.4 million.
About Whitehawk Therapeutics

Whitehawk Therapeutics is an oncology therapeutics company applying advanced technologies to established tumor biology to efficiently deliver improved cancer treatments. Whitehawk’s advanced three-asset ADC portfolio is engineered to overcome the limitations of first-generation predecessors to deliver a meaningful impact for patients with difficult-to-treat cancers. These assets are in-licensed from WuXi Biologics under an exclusive development and global commercialization agreement. More information on the Company is available at www.whitehawktx.com and connect with us on LinkedIn.
Forward-Looking Statements
This press release contains certain forward-looking statements regarding the business of Whitehawk Therapeutics that are not a description of historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the Company’s current beliefs and expectations and may include, but are not limited to, statements relating to: the anticipated timing of the Company's development of its portfolio of ADC assets, including the expected timing to bring all three assets to IND by mid-2026, with the first IND filed in Q4 this year; expectations regarding the beneficial characteristics, safety, efficacy, therapeutic effects and the size of the potential targeted markets with respect to the Company’s ADC assets; the Company's cash runway extending into 2028; and the sufficiency of the Company's existing capital resources and the expected timeframe to fund the Company's future operating expenses and capital expenditure requirements. Actual results could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, uncertainties associated with preclinical and clinical development of the ADC portfolio, including potential delays in the commencement, enrollment and completion of clinical trials; failure to demonstrate the efficacy of the ADC portfolio in preclinical and clinical studies; the risk that unforeseen adverse reactions or side effects may occur in the course of testing of the ADC assets; and risks related to the Company's estimates regarding future expenses, capital requirements and need for additional financing.
Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including under the caption "Item 1A. Risk Factors," and in Whitehawk’s subsequent Quarterly Reports on Form 10-Q, and elsewhere in Whitehawk’s reports and other documents that Whitehawk has filed, or will file, with the SEC from time to time and available at www.sec.gov, including the Definitive Proxy Statement filed on January 31, 2025.
All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Whitehawk undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This cautionary statement is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Contact:
IR@whitehawktx.com

WHITEHAWK THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$227,569	$28,670
Short-term investments	3,493	18,567
Accounts receivable, net	—	5,903
Inventory	—	5,311
Prepaid expenses and other current assets	1,552	2,836
Total current assets	232,614	61,287
Property and equipment, net	25	6,846
Operating lease right-of-use assets	—	787
Other assets	1,363	1,399
Total assets	$234,002	$70,319

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,657	$2,159
Accrued liabilities	8,617	14,647
Operating lease liabilities, current portion	—	268
Total current liabilities	12,274	17,074
Operating lease liabilities, net of current portion	—	565
Other liabilities	—	202
Total liabilities	12,274	17,841
Stockholders’ equity:
Common stock	4	2
Additional paid-in capital	481,361	385,114
Accumulated other comprehensive income	1	16
Accumulated deficit	(259,638)	(332,654)
Total stockholders’ equity	221,728	52,478
Total liabilities and stockholders’ equity	$234,002	$70,319

WHITEHAWK THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except shares and earnings per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024

Revenue
Product sales, net	$7,145	$5,353
Total revenue	7,145	5,353
Operating expenses
Selling, general and administrative	12,815	10,620
Research and development	8,788	13,593
Cost of goods sold	760	652
Total operating expenses	22,363	24,865
Loss from operations	(15,218)	(19,512)
Other income (expense)
Gain on sale of business	87,443	—
Foreign exchange loss	—	(1)
Interest income	791	1,282
Interest expense	—	(58)
Total other income (expense), net	88,234	1,223
Net income (loss)	$73,016	$(18,289)

Net income (loss) per share:
Basic	$1.84	$(0.68)
Diluted	$1.83	$(0.68)

Weighted average number of common shares outstanding, basic and diluted
Basic	39,640,826	26,980,698
Diluted	39,932,539	26,980,698